CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Post-Effective Amendment No. 27 to Registration Statement No. 333-14131 on Form N-4 of our report dated February 25, 2011, relating to the financial statements and financial highlights of Separate Account B, comprised of Cash Management (formerly Money Market), Diversified Bond, Floating Rate Loan, High Yield Bond, Inflation Managed, Managed Bond, Short Duration Bond, American Funds® Growth, American Funds Growth-Income, Comstock, Dividend Growth (formerly Diversified Research), Equity Index, Focused 30, Growth LT, Large-Cap Growth, Large-Cap Value, Long/Short Large-Cap, Main Street® Core, Mid-Cap Equity, Mid-Cap Growth, Small-Cap Equity, Small-Cap Growth, Small-Cap Index, Small-Cap Value, Health Sciences, Real Estate, Technology, Emerging Markets, International Large-Cap, International Small-Cap, and International Value Variable Accounts, appearing in the Annual Report on Form N-30D of Separate Account B of Pacific Life Insurance Company for the year or period ended December 31, 2010, and to the reference to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” in the Statement of Additional Information, which is part of such Registration Statement.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 22, 2011

CONSENT OF INDEPENDENT AUDITORS
We consent to the use in this Post-Effective Amendment No. 27 to Registration Statement No. 333-14131 on Form N-4 of our report dated March 7, 2011 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to (1) the change in the method of accounting and reporting for variable interest entities as required by accounting guidance adopted in 2010 and (2) the change in the method of accounting and reporting for other than temporary impairments of debt and equity securities, and noncontrolling interest as required by accounting guidance adopted in 2009), relating to the consolidated financial statements of Pacific Life Insurance Company and Subsidiaries appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the heading “Independent Registered Public Accounting Firm and Independent Auditors” also in such Statement of Additional Information.
/s/ DELOITTE & TOUCHE LLP
Costa Mesa, California
April 22, 2011